UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2008

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
(formerly Online Processing, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-33112	22-3774845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Building A, Galaxy Century Building, No. 3069 Caitian Road,
Futian District, Shenzhen
People’s Republic of China
Post Code: 518052
(Address of principal executive offices (zip code))

(86) 755-2655-3152
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

1.         Comprehensive Credit Line Agreement

On July 1 2008, Shenzhen Diguang Electronics Co., Ltd, “Shenzhen Diguang Electronics”, a company 100% owned by Diguang International Development Co., Ltd., the “Registrant”, entered into a Comprehensive Credit Line Agreement, the “Comprehensive Credit Line Agreement”, with Shenzhen Ping An Bank Co. Ltd., “Ping An Bank”, as lender, pursuant to which, Ping An Bank would provide Shenzhen Diguang Electronics with bank loan facilities for up to RMB 40,000,000, approximately equivalent to US$5,840,000.

The facilities under the Comprehensive Credit Line Agreement, the “Facilities”, consist of (i) a RMB 30,000,000, approximately equivalent to US$4,380,000, term loan that is available until June 30, 2009 at a current benchmark interest rate pronounced by the People’s Bank of China of 7.47% per annum and (ii) a RMB 10,000,000, approximately equivalent to US$1,460,000, bankers’ acceptance. The Facilities are expected to be used in connection with the purchase of raw materials relating to Shenzhen Diguang Electronics’ business and will mature on June 30, 2009.

The obligations of Shenzhen Diguang Electronics will be secured by a security interest on Factory Buildings A, B, Office Buildings, Dormitory Building and Cadre Building located at Industrial Area, Hongmenshan, Changshantou, Qingxi County, Dongguan, China, pursuant to a pledge contract entered into between Dongguan Diguang Electronics Science and Technology Co. Ltd. , “Dongguan Diguang S&T”, and Ping An Bank on July 1, 2008, the “Pledge Contract”. Dongguan Diguang S&T is a company 100% owned by the Registrant.

The Comprehensive Credit Line Agreement contains affirmative and negative covenants customary for such financing, including, but not limited to, limitations on the ability of Shenzhen Diguang Electronics to incur debt, create liens, dispose of assets, carry out mergers and acquisitions, and make investments and capital expenditure.

The Comprehensive Credit Line Agreement also contains customary events of defaults, including, but not limited to, nonpayment of principal when due, failure to pay interest, fees or other amounts within a specified period of days after these amounts are due, violation of covenants, failure of any representation or warranty to be true and correct in all material respects when made, misrepresentation, unlawfulness, certain cross-defaults, insolvency and other bankruptcy events, actual or asserted invalidity of the security documents.

2.        Pledge Contract

On July 1, 2008, Dongguan Diguang S&T, a company 100% owned by the Registrant, and Ping An Bank entered into the Pledge Contract in connection with the provision of the Facilities by Ping An Bank.

The Pledge Contract contains customary events of defaults, including, but not limited to, violation of covenants, for instance, keeping the pledge in good condition and coordinate with Pink An Bank for the use and maintenance of the pledge, failure of any representation or warranty to be true and correct in all material respects when made, misrepresentation, unlawfulness, certain cross-defaults, insolvency and other bankruptcy events.

The foregoing summary descriptions of the Comprehensive Credit Line Agreement and the Pledge Contract do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto, respectively, as Exhibits 10.1 and 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No Description

10.1	Translation of the Comprehensive Credit Line Agreement entered into between Shenzhen Diguang Electronics and Ping An Bank dated July 1, 2008.

10.2	Translation of the Pledge Contract entered into between Dongguan Diguang S&T and Ping An Bank dated July 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diguang International Development Co., Ltd.

Date: July 8, 2008	By:	/s/ Keith Hor
Keith Hor Chief Financial Officer